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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related prospectus of Sprint Corporation and Sprint Capital Corporation for the registration of $1,000,000,000 7.9% Notes due 2005, $2,000,000,000 8.375% Notes due 2012 and $2,000,000,000 8.750% Notes
due 2032 and to the incorporation by reference therein of our report dated February 4, 2002, with respect to the consolidated financial statements and schedule of Sprint Corporation included in Sprint Corporation's Annual Report (Form 10-K/A) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                        /s/ ERNST & YOUNG LLP
                                            ERNST & YOUNG LLP

Kansas City, Missouri
April 18, 2002